Exhibit 24

POWER OF ATTORNEY

          I hereby appoint Anthony M. Civale and Laurie D. Medley, each of them with full power of substitution and resubstitution, my true and lawful attorney−in−fact to execute and file such documents and other information, including amendments and exhibits thereto, as may be required to be filed, or which such attorney−in−fact may deem to be desirable to be filed, pursuant to Section 13 and Section 16 of the Securities Exchange Act of 1934, including, without limitation, Form 3s, Form 4s, and Form 5s, with the United States Securities and Exchange Commission and, if necessary, foreign regulators, granting to such attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney may deem necessary, advisable or appropriate as I might or could do personally, hereby ratifying and confirming all acts and things that such attorney or attorneys may do or cause to be done by virtue of this power of attorney. This appointment shall be effective until revoked by writing delivered to the General Counsel of Harrah's Entertainment, Inc.

          IN WITNESS WHEREOF, the undersigned has executed his Power of Attorney this 7th day of February, 2008.

                                                                        Signature: /s/ Jeffrey Benjamin
                                                                       Print Name: Jeffrey Benjamin